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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: March 1, 2002
                        (Date of earliest event reported)


                                    TIVO INC.
             (exact name of registrant as specified in its charter)



          Delaware             Commission File:
(State or other jurisdiction        000-27141              77-0463167
                                --------------        --------------------------
    of incorporation or                                  (I.R.S. Employer
       organization)                                    Identification  No.)

                                2160 Gold Street
                                  P.O. Box 2160
                            Alviso, California 95002
          (Address of Principal executive offices, including zip code)

                                 (408) 519-9100
                                 --------------
              (Registrant's telephone number, including area code)

================================================================================



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ITEM 5. OTHER EVENTS

Fourth Quarter and Year-End Results

     On March 7, 2002, we reported financial results for the fourth quarter and year ended January 31, 2002. During the fourth quarter, we added approximately 100,000 new subscribers to the TiVo service, bringing the total subscriber base to approximately 380,000 as of January 31, 2002. Our subscriber base grew by 226,000, representing 147% growth during the year.

     Revenues for the quarter increased 212% to $6.8 million, compared with $2.2 million for the three months ended January 31, 2001. Net loss for the quarter was $38.5 million, or $(0.85) per share, compared to a net loss of $81.5 million, or $(2.00) per share, for the three months ended January 31, 2001.

     Revenues for the fiscal year ended January 31, 2002 grew 318% to $19.4 million, compared with $4.6 million for the twelve months ended January 31, 2001. Net loss for the year was $157.7 million, or $(3.67) per share, compared to a net loss of $216.6 million, or $(5.75) per share, for the twelve months ended January 31, 2001.

                                   TIVO INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                           Three Months Ended                          12 Months Ended
                                                 ----------------------------------------  ----------------------------------------
                                                   January 31, 2002    January 31, 2001      January 31, 2002    January 31, 2001
                                                 -------------------  -------------------  -------------------  -------------------
Revenue:
  Revenue                                        $             6,753  $             2,166  $            19,297  $             4,636
  Revenue - related parties                                        -                    -                  100                    -
                                                 -------------------  -------------------  -------------------  -------------------
Total Revenue                                                  6,753                2,166               19,397                4,636

Costs and expenses:
  Cost of revenue                                              4,830                5,661               19,888               19,099
  Cost of revenue - related parties                                -                    -                   61                    -
  Research and development                                     5,815                5,888               26,859               25,092
  Sales and marketing                                          2,649               46,905               28,509              106,444
  Sales and marketing - related parties                       24,959               21,093               75,832               58,011
  General and administrative                                   4,486                4,483               18,495               15,057
  Stock based compensation                                       273                  562                1,247                2,968
                                                 -------------------  -------------------  -------------------  -------------------
    Total operating expenses                                  43,012               84,592              170,891              226,671
                                                 -------------------  -------------------  -------------------  -------------------
    Loss from operations                                     (36,259)             (82,426)            (151,494)            (222,035)
                                                 -------------------  -------------------  -------------------  -------------------
Other income and (expenses), net                              (1,845)               2,219               (2,161)               7,370
                                                 -------------------  -------------------  -------------------  -------------------
      Net loss before taxes                                  (38,104)             (80,207)            (153,655)            (214,665)
                                                 -------------------  -------------------  -------------------  -------------------
  Provision for Income Taxes                                       -                    -               (1,000)                   -
                                                 -------------------  -------------------  -------------------  -------------------
      Net loss                                               (38,104)             (80,207)            (154,655)            (214,665)
                                                 -------------------  -------------------  -------------------  -------------------
Series A preferred stock dividend                               (428)              (1,272)              (3,018)              (1,937)
                                                 -------------------  -------------------  -------------------  -------------------
      Net loss attributable to common stock      $           (38,532) $           (81,479) $          (157,673) $          (216,602)
                                                 ===================  ===================  ===================  ===================

Net loss per share - basic and diluted           $             (0.85) $             (2.00) $             (3.67) $             (5.75)
                                                 ===================  ===================  ===================  ===================
Shares used in per share computation                         (45,276)             (40,774)              42,956               37,640
                                                 ===================  ===================  ===================  ===================

----------------

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
                                                                                            TIVO INC
                                                                                   CONSOLIDATED BALANCE SHEETS
                                                                                          (In thousands)

                                                                             January 31, 2002        January 31, 2001
                                                                           -------------------    --------------------
ASSETS
Cash, cash equivalents and short-term investments                           $           52,327     $           124,474
Restricted cash                                                                         51,735                  50,104
Accounts receivable, net                                                                 2,185                   1,834
Accounts receivable - related parties                                                    6,687                   4,816
Prepaid expenses and other                                                              13,146                   6,693
Prepaid expenses and other - related parties                                            12,423                   1,698
Property and equipment, net                                                             18,146                  21,924
                                                                           -------------------    --------------------
Total assets                                                                $          156,649     $           211,543
                                                                           ===================    ====================

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS'
EQUITY (DEFICIT)
Accounts payable and accrued liabilities                                    $           28,377     $            45,155
Accounts payable and accrued liabilities - related parties                              28,902                  49,839
Deferred revenue                                                                        36,338                  18,323
Deferred revenue - Related Parties                                                      11,427                       -
Capital lease obligations                                                                  538                   1,334
Convertible notes payable, long term                                                    24,280                       -
Convertible notes payable - related parties, long term                                  12,453                       -
Redeemable convertible preferred stock                                                  46,555                  46,555
Total stockholders' equity (deficit)                                                   (32,221)                 50,337
                                                                           -------------------    --------------------
Liabilities, redeemable convertible preferred stock & stockholders'
equity (deficit)                                                            $          156,649     $           211,543
                                                                           ===================    ====================

Agreements with America Online

     Under the terms of our investment agreement, as amended, with America Online, Inc., we escrowed $48 million and earmarked these funds to be used to subsidize the production of the jointly developed AOL-TiVo set-top box. We report these funds as restricted cash on our balance sheet and have not considered them as working capital available to our business. We have since modified our business model and intend to sharply reduce our subsidy payments. As a result, the commitment of restricted cash for this purpose is no longer essential to our plans.

     The investment agreement, as amended, provides that if the launch of the AOL-TiVo set-top box has not occurred by December 31, 2001 or a later date agreed to by both parties and AOL has not committed a material breach under our related commercial agreement with AOL, then AOL has the option to require us to use the escrowed funds to repurchase from AOL our Series A redeemable preferred stock having an initial liquidation value of $48 million. The AOL-TiVo set-top box was not launched by December 31, 2001 and we and AOL are in discussions regarding modification of the terms of our agreements. There can be no assurances about the outcome of these discussions.


Summary Judgment Granted in Ezra Birnbaum Litigation

     On January 10, 2002, the Supreme Court of the State of New York granted our motion for summary judgment and dismissed on all counts the class action complaint filed against us by Ezra Birnbaum, the details of which are set forth in our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2001 and October 31, 2001. Our summary judgment win became conclusive on March 1, 2002.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including those pertaining to our future financial performance and business model. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the "Factors That May Affect Future Operating Results" and other risks detailed in our Annual Report on Form 10-K for the period ended December 31, 2000, our Transition Report on Form 10-K for the period ended January 31, 2001, and our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2001, July 31, 2001 and October 31, 2001, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date of this Current Report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TIVO INC.



Date:  March 13, 2002                    By:  /s/ Matthew P. Zinn
     ----------------                       ------------------------------------
                                              Matthew P. Zinn
                                              Vice President and General Counsel